UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2014 (November 12, 2014)

Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222

(Address of principal executive offices)

(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2014, Churchill Downs Incorporated, a Kentucky corporation (“CDI”) (NASDAQ: CHDN), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Big Fish Games, Inc., a Washington corporation (“Big Fish”), Ocean Acquisition Corp., a Washington corporation and wholly-owned subsidiary of CDI (“Merger Corp”), and Paul J. Thelen, as Big Fish securityholders’ agent. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Corp will merge with and into Big Fish, with Big Fish surviving as a wholly-owned subsidiary of CDI (the “Merger”).

In the Merger, each outstanding share of common stock, no par value per share, of Big Fish (“Big Fish Capital Stock”) will be converted into the right to receive a pro rata share of $485 million (“Purchase Price”), subject to working capital and other adjustments. Each outstanding option to acquire shares of Big Fish Capital Stock, along with outstanding warrants and restricted stock units, will be canceled in connection with the Merger, and holders of such options, warrants and restricted stock units (together with holders of Big Fish Capital Stock, the “Equityholders”) shall be entitled to receive a pro rata share of the Purchase Price, less applicable exercise prices of the warrants and options. Equityholders may also receive a pro rata share of a contingent payment of up to $350 million, subject to the achievement by Big Fish of 2015 Adjusted EBITDA in excess of $51.2 million (the “Earn-Out Consideration”).

The Merger Agreement contains customary representations, warranties and covenants by CDI, Merger Corp and Big Fish. The representations and warranties of each party have been made solely for the benefit of the other parties to the Merger Agreement and may not be relied upon by any other persons (except to the extent expressly provided by the terms of the Merger Agreement). In addition, the representations and warranties (i) have been qualified by a disclosure letter that the parties have delivered in connection with the execution of the Merger Agreement, (ii) are subject to materiality standards set forth in, and established by, the Merger Agreement, which may differ from materiality standards used in other contexts or by other persons and (iii) were made as of specific dates. Representations and warranties may be used for diligence purposes, to allocate risk among parties or to determine whether closing conditions have been satisfied or require waiver. Information regarding a party may also change after the date on which the representations and warranties were made. As a result, reference solely to the representations and warranties of a party outside the context of the disclosure schedules, and without reference to, or knowledge of, other qualifications or limitations set forth in the Merger Agreement, should not necessarily be considered a statement of fact, current or prospective, about that party.

The Merger Agreement also contains customary indemnities of the Parent and the Equityholders. A portion of the Purchase Price equal to $36.375 million will be held in escrow to secure the indemnification obligations of the Equityholders, including indemnification obligations related to the breach of representations, warranties and covenants contained in the Merger Agreement. The closing of the transaction is subject to customary closing conditions, including the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and is expected to occur during the fourth quarter of 2014, subject to the satisfaction or waiver of such closing conditions.

Either CDI or Big Fish may terminate the Merger Agreement if the closing has not occurred on or prior to December 31, 2014, subject to extension to February 27, 2015 if any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not been terminated or expired, and in certain other circumstances.

The Purchase Price will be payable in cash, provided that 10% of the portion of the Purchase Price payable to Paul J. Thelen, a director and the chief executive officer and largest shareholder of Big Fish (the “Founder”), will be payable in the form of shares of the common stock of CDI, no par value per share (the “CDI Shares”). Any Earn-Out Consideration will be payable in cash. Fifty-four percent (54%) of the Purchase Price (expected to be approximately $80 million) and 66 2/3% of any Earn-Out Consideration payable to the Founder in connection with the transaction will held back by CDI and paid to the Founder in installments following the consummation of the Merger as set forth in the Merger Agreement. CDI expects to fund the Purchase Price with available cash on hand and borrowings under its existing credit facility.

On November 12, 2014, in connection with the Merger Agreement, CDI additionally entered into a Shareholder Agreement (the “Shareholder Agreement”) with the Founder. Pursuant to the terms of the Shareholder Agreement, the Founder is eligible to earn a bonus equal to an amount of $50 million payable in cash by CDI, subject to the achievement by Big Fish of certain milestones in 2016. Under the Shareholder Agreement, the Founder has agreed, among other things, to (i) not transfer any equity interests in CDI for a period of three years, after which he may transfer no more than 50,000 shares of CDI common stock in any calendar year, and (ii) to vote his shares of CDI common stock in the same manner as the board of directors of CDI may recommend and to be subject to certain standstill restrictions for a period ending one year after the end of the Founder’s employment with CDI or its affiliates.

The foregoing summary of the Merger Agreement and the Shareholder Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and Shareholder Agreement, which are filed herewith as an exhibit to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As part of the transactions contemplated by the Merger Agreement, CDI will issue CDI Shares to the Founder, as described under Item 1.01, in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act of 1933, as amended.

Item 1.01 contains a detailed description of the nature of these transactions, including the issuance of CDI shares to Founder, and such description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 12, 2014, by and among Churchill Downs Incorporated, Ocean Acquisition Corp., Big Fish Games, Inc. and the securityholders’ agent party thereto

2.2	Shareholder Agreement, dated as of November 12, 2014, by and between Churchill Downs Incorporated and Paul J. Thelen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

November 13, 2014	/s/ Alan K. Tse
By: Alan K. Tse
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 12, 2014, by and among Churchill Downs Incorporated, Ocean Acquisition Corp., Big Fish Games, Inc. and the securityholders’ agent party thereto

2.2	Shareholder Agreement, dated as of November 12, 2014, by and between Churchill Downs Incorporated and Paul J. Thelen